EXHIBIT 99(b)

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH   , 1998

                               in Tucson, Arizona

          This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Jon A. Grove and Joseph C. Chan, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of the undersigned in ASR Investments Corporation, at the special meeting of stockholders to be held
March   , 1998, and at any and all adjournments or postponements thereof.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

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                          ASR INVESTMENTS CORPORATION
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.


P     1. Approval of the Agreement and Plan of Merger,                FOR      AGAINST       ABSTAIN
         dated as of  December 19, 1997, by and among                 [ ]        [ ]           [ ]
R        United Dominion Realty Trust, Inc., ASR Acquisition
         Sub, Inc. and ASR Investments Corporation
O
     2.  In their discretion, on such other matters as may            FOR      AGAINST       ABSTAIN
X        properly come before the Special Meeting or
         any postponements or adjournments thereof.                   [ ]        [ ]           [ ]
Y
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

                                                         This proxy when
                                                         properly executed will
                                                         be voted in the manner
                                                         directed herein by the
                                                         undersigned stock-
                                                         holder. If no direction
                                                         is made, this Proxy
                                                         will be voted FOR
                                                         Proposals 1 and 2 .

                                                         ----------------------
                                                         Signature

                                                         Dated: __________, 1998

                                                         NOTE:  Please sign name
                                                         exactly as it appears
                                                         on the stock certi-
                                                         ficate.  Only one of
                                                         several joint owners
                                                         need sign. Fiduciaries
                                                         should give full title.